Exhibit 10.5

EARTHLINK, INC.

2006 EQUITY AND CASH INCENTIVE PLAN

Restricted Stock Unit Agreement

No. of Restricted Stock

Units Awarded Hereunder:

THIS RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) dated as of the        day of                     , 200    , between EarthLink, Inc., a Delaware corporation (the “Company”), and                                        (the “Participant”) is made pursuant and subject to the provisions of the Company’s 2006 Equity and Cash Incentive Plan (the “Plan”), a copy of which is attached hereto.  All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

1.             Grant of Restricted Stock Units.  Pursuant to the Plan, the Company, on                           , 200      (the “Date of Grant”), granted to the Participant                     Restricted Stock Units, each Restricted Stock Unit corresponding to one share of the Common Stock of the Company (this “Award”).  Subject to the terms and conditions of the Plan, each Restricted Stock Unit represents an unsecured promise of the Company to deliver, and the right of the Participant to receive, one share of the Common Stock of the Company at the time and on the terms and conditions set forth herein.  As a holder of Restricted Stock Units, the Participant has only the rights of a general unsecured creditor of the Company.

2.             Terms and Conditions.  This Award is subject to the following terms and conditions:

(a)           Expiration Date.  This Award shall expire at 11:59 p.m. on                                  , 200     (the “Expiration Date”).  In no event shall the Expiration Date be later than 10 years from the Date of Grant.

(b)           Vesting of Award.

(i)            In General.  Except as otherwise provided below,                              percent (     %) of the outstanding Restricted Stock Units shall become earned and payable on the first annual anniversary of the Date of Grant and an additional                         percent (      %) of the Restricted Stock Units shall become payable on each subsequent annual anniversary thereafter until One Hundred percent (100%) of the Restricted Stock Units have become earned and payable, provided the Participant has been continuously employed by, or providing services to, the Company or an Affiliate from the Date of Grant until each such time.

(ii)           Vesting Date.  Outstanding Restricted Stock Units shall be forfeitable until they become earned and payable as described above.  Each date upon which Restricted Stock Units become earned and payable shall be referred to as a “Vesting Date” with respect to such number of Restricted Stock Units.

(c)           Settlement of Award.  Subject to the terms of this Section 2 and Section 3 below, and except to the extent the Participant defers receipt of such shares of Common Stock pursuant to Section 8 below, the Company shall issue to the Participant one share of Common Stock for each Restricted Stock Unit that has become earned and payable under Section 2(b) above and shall deliver to the Participant certificates representing such shares as soon as practicable after the respective Vesting Date.  As a condition to the settlement of the Award, the Participant shall be required to pay any required withholding taxes attributable to the Award in cash or cash equivalent acceptable to the Committee.  However, the Company in its discretion may, but is not required to, allow the Participant to satisfy any such applicable withholding taxes (i) by allowing the Participant to surrender shares of Common Stock that the Participant already owns (but only for the minimum required withholding), (ii) through a cashless transaction through a broker, (iii) by such other medium of payment as the Committee shall authorize or (iv) by any combination of the allowable methods of payment set forth herein.

3.             Termination of Award.  Notwithstanding any other provision of this Agreement, outstanding Restricted Stock Units that have not become earned and payable prior to the Expiration Date shall expire and may not become earned and payable after such time.  Additionally, any Restricted Stock Units that have not become earned and payable on or before the termination of the Participant’s employment with the Company and any Affiliate shall expire and may not become earned and payable after such time.

4.             Shareholder Rights.  The Participant shall not have any rights as a shareholder with respect to shares of Common Stock subject to any Restricted Stock Units until issuance of the certificates representing such shares of Common Stock.  The Company may include on any certificates representing shares of Common Stock issued pursuant to this Award such legends referring to any representations, restrictions or any other applicable statements as the Company, in its discretion, shall deem appropriate.

5.             Transferability.  Except as provided herein, this Award is nontransferable except by will or the laws of descent and distribution.  If this Award is transferred by will or the laws of descent and distribution, the Award must be transferred in its entirety to the same person or persons or entity or entities.  Notwithstanding the foregoing, the Participant, at any time prior to the Participant’s death, may transfer all or any portion of this Award to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as are appropriate for such transferees to be included in the class of transferees who may rely on a Form S-8 registration statement under the Securities Act of 1933 to sell shares received pursuant to the Award.  Any such transfer will be permitted only if (i) the Participant does not receive any consideration for the transfer and (ii) the Committee expressly approves the transfer.  Any transferee to whom this Award is transferred shall be bound by the same terms and conditions that governed the Award during the time it was held by the Participant (which terms and conditions shall still be read from the perspective of the Participant); provided, however, that such transferee may not transfer the Award except than by will or the laws of descent and distribution.  Any such transfer shall be evidenced by an appropriate written document that the Participant executes and the Participant shall deliver a copy thereof to the Committee on or before the effective date of the transfer.  No right or interest of the Participant or any transferee in this Award shall be liable for, or subject to, any lien, liability or obligation of the Participant or transferee.

6.             Cash Dividends.  For so long as the Participant holds outstanding Restricted Stock Units, if the Company pays any cash dividends on its Common Stock, then the Company in its discretion (a) may pay the Participant in cash for each outstanding Restricted Stock Unit covered by this Award as of the record date for such dividend, less any required withholding taxes, the per share amount of such dividend or (b) may increase the number of outstanding Restricted Stock Units covered by this Award by the number of Restricted Stock Units, rounded down to the nearest whole number, equal to (i) the product of the number of the Participant’s outstanding Restricted Stock Units as of the record date for such dividend multiplied by the per share amount of the dividend divided by (ii) the Fair Market Value of a share of Common Stock on the payment date of such dividend.  In the event the Company awards additional Restricted Stock Units pursuant to this Section 6, such Restricted Stock Units shall be subject to the same terms and conditions set forth in the Plan and herein as the outstanding Restricted Stock Units with respect to which they were granted.  Notwithstanding the foregoing, the Company in its sole discretion may choose not to pay the cash amounts described above and not to increase the number of outstanding Restricted Stock Units covered by this Award, and this Section 6 shall not constitute any agreement or commitment that the Company take any such actions.  The additional payments or awards, if any, pursuant to this Section 6 shall be treated as a separate arrangement.  If the Company is to pay the Participant such cash or increase the number of Restricted Stock Units covered by the Award as a result of any such cash dividends, then the cash shall be paid, or the Restricted Stock Units shall be increased, as applicable, no later than the 15th day of the third month following the calendar year in which the relevant cash dividends were paid.

7.             Change in Capital Structure.  The terms of this Award shall be adjusted in accordance with the terms and conditions of the Plan as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock splits, subdivisions or consolidations of shares or other similar changes in capitalization.

8.             Deferral of Common Stock.  If the Participant is eligible to participate in the Deferred Compensation Program, then the Participant may elect to defer the receipt of Common Stock issuable pursuant to this Award in accordance with rules the Committee prescribes for the Deferred Compensation Program.  If the Participant elects to defer the receipt of Common Stock hereunder, the shares of Common Stock shall be deferred and credited under the Deferred Compensation Program and shall become payable and issuable pursuant to the terms and at such time or times as set forth in the Deferred Compensation Program, but will be paid, if at all, only in shares of Common Stock.

9.             Notice.  Any notice or other communication given pursuant to this Agreement, or in any way with respect to the Award, shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

If to the Company:	EarthLink, Inc.
1375 Peachtree Street - Level A
Atlanta, Georgia 30309
Attention: General Counsel

If to the Participant:

10.           No Right to Continued Employment or Service.  Neither the Plan, the granting of this Award nor any other action taken pursuant to the Plan or this Award constitutes or is evidence of any agreement or understanding, express or implied, that the Company or any Affiliate will retain the Participant as an employee or other service provider for any period of time or at any particular rate of compensation.

11.           Agreement to Terms of Plan and Agreement.  The Participant has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions.

12.           Tax Consequences.  The Participant acknowledges that (i) there may be adverse tax consequences upon acquisition or disposition of the shares of Common Stock issued pursuant to this Award and (ii) Participant should consult a tax adviser prior to such acquisition or disposition.  This Award is intended to be exempt from Code Section 409A, except to the extent the Award is deferred under the Deferred Compensation Program pursuant to Section 15.12 of the Plan.  However, the Participant is solely responsible for determining tax consequences of the Award and for satisfying the Participant’s tax obligations with respect to the Award (including, but not limited to, any income or excise taxes resulting from the application of Code Section 409A), and the Company shall not be liable if this Award is subject to Code Section 409A.

13.           Binding Effect.  Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the distributees, legatees and personal representatives of the Participant and the successors of the Company.

14.           Conflicts.  In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.  All references herein to the Plan shall mean the Plan as in effect on the date hereof.

15.           Counterparts.  This Agreement may be executed in a number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument.

16.           Miscellaneous.  The parties agree to execute such further instruments and take such further actions as may be necessary to carry out the intent of the Plan and this Agreement.  This Agreement and the Plan shall constitute the entire agreement of the parties with respect to the subject matter hereof.

17.           Governing Law.  This Agreement shall be governed by the laws of the State of Delaware, except to the extent federal law applies.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Participant has affixed his signature hereto.

COMPANY:

EARTHLINK, INC.

By:
Name:
Title:

PARTICIPANT:

[Participant’s Name]